EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

IMPCO BRC DE MEXICO, S.A. de C.V.

We hereby consent to the incorporation by reference in the previously filed open Registration Statements: (a) the Registration Statement Form S-8, No. 33-38649; (b) the Registration Statement Form S-8, No. 33-72008; (c) the Registration Statement Form S-8, No. 333-07035; (d) the Registration Statement Form S-8, No. 33-62889; (e) the Registration Statement Form S-8, No. 333-44085; (f) the Registration Statement Form S-8, No. 333-71544; (g) the Registration Statement Form S-8, No. 333-102069; (h) the Registration Statement Form S-8, No. 333-118689; (i) the Registration Statement Form S-8, No. 333-139876; of our report dated June 8, 2006 with respect to the financial statements of IMPCO BRC DE MEXICO, S.A. de C.V. as of December 31, 2005 included in this Annual Report (Form 10-K) of Fuel Systems Solutions, Inc. for the year ended December 31, 2006.

BDO Hernández Marrón y Cía., S.C..

/s/ BDO Hernández Marrón y Cía., S.C.
Mexico
October 31, 2007